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RECORDING REQUESTED BY,
AND WHEN RECORDED, MAIL TO:

SANWA BANK CALIFORNIA
CONCORD COMMERCIAL BANKING CENTER
1800 SUTTER STREET, SUITE 360
CONCORD, CA 94520

                                                       EXH. 10.9.1

ATTN:

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                       AMENDMENT OF COMMERCIAL CREDIT AGREEMENT
                          AND MODIFICATION OF DEED OF TRUST

This Amendment of Commercial Credit Agreement ("Amendment") is made and entered into this 3rd day of July 1996 by and between SANWA BANK CALIFORNIA (the "Bank") and WESTERN STAFF SERVICES, INC. (the "Borrower") with respect to the following:

This Amendment shall be deemed to be a part of and subject to that certain commercial credit agreement between the parties hereto and dated as of June 21, 1994, as it may have been or be amended from time to time, and any and all addenda, riders, exhibits and schedules thereto (collectively, the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Agreement is secured by a certain deed of trust (the "Deed of Trust") dated June 21, 1994 and which is recorded as follows: Recorded on June 22, 1994 as Instrument #94 164625, pages 1 through 6 in the county of Contra Costa. The Deed of Trust encumbers certain real property described in the attached Exhibit "A" and provides that it secures indebtedness evidenced by the Agreement as the Agreement may be modified or extended; and

WHEREAS, the Borrower and the Bank mutually desire to extend, amend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1.  MODIFICATION OF SECTION 2.02.B. Variable Rate.  The first paragraph of
Section 2.02.B of the Agreement is hereby modified and amended to read as follows: "Interest shall accrue on the outstanding principal balance under this Term Loan at a variable rate equal to the Bank's Reference Rate per annum, as it may change from time to time. (Such rate is referred to in this Section 2.02 as the "Variable Rate".) The Variable Rate shall be adjusted concurrently with any change in the Reference Rate. Interest shall be calculated on the basis of 360 days per year but charged on the actual number of days elapsed.

2.  MODIFICATION OF SECTION 2.02.B EURODOLLAR RATE.  The second paragraph of
Section 2.02.B of the Agreement is hereby amended to read as follows: The Borrower may from time to time (elect by notice to the Bank as provided below) that the entire amount of the outstanding principal balance under the Term Loan (individually a "Term Balance" and collectively "Term Balances") shall accrue interest on the amount of such Term Balance at a fixed rate quoted by the Bank for 30, 60, 90, 120 or 180 days or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond March 30, 2001) [the "Eurodollar Interest Period"]. Such interest rate shall be a percentage approximately equivalent to 1.00%, increasing to 1.75% on March 30, 1997, in excess of the Bank's Eurodollar Rate which is that rate determined by the Bank's Treasury Desk as being the approximate rate at which the Bank could purchase offshore U.S. dollar deposits in an amount approximately equal to the amount of the relevant Term Balance and for a period of time approximately equal to the relevant Eurodollar Interest Period (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the purchase by the Bank of such U.S. dollar deposits) [the "Eurodollar Rate"].

3. MODIFICATION OF DEED OF TRUST. The Deed of Trust is hereby modified and amended to provide that the Indebtedness secured by the Deed of Trust includes the indebtedness pursuant to the Agreement as modified and/or extended by this Amendment.

4. INCORPORATION INTO AGREEMENT. On and after the effective date of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof, "herein" or words of like import referring to the Agreement shall mean and be referenced to the Agreement as amended by this Amendment.

5. NO WAIVER. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Bank under, the Agreement.

6. CONFIRMATION OF OTHER TERMS AND CONDITIONS. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement and the Deed of Trust which are unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                        BORROWER:

SANWA BANK CALIFORNIA                        WESTERN STAFF SERVICES, INC.

By:  /s/ Julanne O'Neil                      By:  /s/ Paul A. Norberg
     -----------------------------------          ------------------------------
     Julanne O'Neil, Authorized Officer           Paul A. Norberg, Executive
                                                  Vice President and
                                                  Chief Financial Officer

                                             By:  /s/ Michael W. Ehresman
                                                  ------------------------------
                                                  Michael W. Ehresman, Vice
                                                  President and Treasurer

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[LETTERHEAD]

                                     EXHIBIT "A"
                             DESCRIPTION OF REAL PROPERTY
                       Amendment of Commercial Credit Agreement

All that real property located in Contra Costa County, State of California and legally described as follows:

     Parcel B, as said Parcel is shown on the Parcel Map filed September 1, 1972, Book 23 of Parcel Maps, Page 48, Contra Costa Records.

     A.P. No.: 143-040-066